NEXTEL COMMUNICATIONS, INC.

SOLICITATION OF CONSENTS With Respect to Zero Coupon Convertible Preferred Stock Due 2013 (Restricted CUSIP No. 65332 V 806 and Registered CUSIP No. 65332 V 863)	OFFER TO EXCHANGE
Series B Zero Coupon Convertible
Preferred Stock Due 2013 for all
outstanding shares of Zero Coupon
Convertible Preferred Stock Due 2013
(Restricted CUSIP No. 65332 V 806
and Registered CUSIP No. 65332 V 863)

THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, MARCH 16, 2005, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE AS THE SAME MAY BE EXTENDED, THE “CONSENT DATE”).

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, MARCH 31, 2005, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXCHANGE OFFER EXPIRATION DATE”).

March 3, 2005

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

      Nextel Communications, Inc. is soliciting consents from the holders of its Zero Coupon Convertible Preferred Stock Due 2013 (the “Preferred Stock”) to amend the terms of the Preferred Stock and the related certificate of designation (“Existing Certificate”) to, among other things, (a) provide for a special dividend of $30.00 per share payable upon conversion, (b) change the notice period and accelerate the date on which the Preferred Stock may be redeemed by Nextel from December 23, 2005, to April 30, 2005, and (c) eliminate certain rights including, but not limited to (i) the right the Holders may have under certain circumstances to vote or consent to a merger or sale of substantially all of the assets of Nextel, (ii) the obligation of Nextel to deliver to Holders of the Preferred Stock financial information required pursuant to Forms 10-K, 10-Q and 8-K under the Securities Exchange Act of 1934, as amended, and (iii) the requirement of Nextel to offer to purchase the Preferred Stock at December 23, 2005, and December 23, 2008 (inclusively, the “Proposed Amendments”). To amend the Existing Certificate and effect the Proposed Amendments, we must receive consents from holders of at least 66 2/3% of the outstanding shares of Preferred Stock (the “Requisite Consents”) prior to the Consent Date, though as a matter of Delaware corporate law the Proposed Amendments will not become effective until a majority of Nextel’s common stockholders also approve the Proposed Amendments. A consent payment of $15.00 per share will be payable only to Holders who validly deliver (and do not revoke) their Consents to the Proposed Amendments prior to the Consent Date (the “Consent Payment”). The consent solicitation (the “Consent Solicitation”) is being made upon the terms and subject to the conditions set forth in the Offer to Exchange and Consent Solicitation Statement (the “Statement”), including the condition that the Requisite Consents have been obtained, and the accompanying Consent (the “Consent,” and together with the Statement, the “Consent Solicitation Documents”). All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Statement.

      Nextel is also offering to exchange any and all Outstanding Shares, validly tendered and not withdrawn prior to the Exchange Offer Expiration Date, for an equal number of shares of its newly issued Series B Zero Coupon Convertible Preferred Stock Due 2013 (the “Exchange Shares”). The exchange offer (the “Exchange Offer”) is being made upon the terms and subject to the conditions set forth in this Statement and the accompanying Letter of Transmittal (the “Letter of Transmittal,” and together with this Statement, the “Exchange Offer Documents”).

      The Consent Solicitation and the Exchange Offer are being made concurrently by Nextel. Holders may execute and deliver consents without tendering Outstanding Shares in the Exchange Offer or tender Outstanding Shares in the Exchange Offer without delivering Consents, or they may elect to execute and deliver Consents and tender Outstanding

Shares in the Exchange Offer. However, Nextel’s acceptance of Exchange Shares under the Exchange Offer is conditioned upon the receipt of the Requisite Consents in the Consent Solicitation.

      In connection with the Consent Solicitation and Exchange Offer, Nextel is asking you to contact your clients for whom you hold Preferred Stock registered in your name or in the name of your nominee. In addition, we are asking you to contact your clients who, to your knowledge, hold Preferred Stock registered in their own name.

      For forwarding to your clients, we are enclosing the following documents:

1.	The Statement;

2.	The Consent to be used by Holders of Preferred Stock in delivering the Consents pursuant to the Consent Solicitation;

3.	The Letter of Transmittal to be used by Holders of Preferred Stock who hold such Preferred Stock in physical form in accepting the Exchange Offer;

4.	A letter which may be sent to your clients for whose accounts you hold Preferred Stock registered in your name or in the name of your nominee, with space provided for obtaining clients’ instructions with regard to the Exchange Offer and the Consent Solicitation; and

5.	A return envelope addressed to the Tabulation and Paying Agent to be used to deliver Consents in the Consent Solicitation.

      WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE IN ORDER TO OBTAIN THEIR INSTRUCTIONS. PLEASE NOTE THAT THOSE HOLDERS WHOSE CONSENTS ARE RECEIVED AFTER 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, MARCH 16, 2005, ARE NOT ENTITLED TO RECEIVE THE CONSENT PAYMENT, AND THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, MARCH 31, 2005, UNLESS EXTENDED OR EARLIER TERMINATED.

      Notwithstanding any other provision of the Consent Solicitation, Nextel will not be required to pay the Consent Payment in connection with the Consent Solicitation and may terminate, extend or amend the Consent Solicitation if the Requisite Consents are not received, and the General Conditions described in the Statement are not satisfied or waived, on or prior to the Consent Date.

      In connection with the Consent Solicitation, directors and officers of Nextel and its respective affiliates may solicit Consents by use of the mails, personally or by telephone, facsimile, telegram, electronic communication or other similar methods. Nextel will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Statement, the Consent and related documents to the beneficial owners of the Shares and in handling or forwarding deliveries of accompanying Consents by their customers. Bear, Stearns & Co. Inc. (the “Consent Solicitation Agent”) is acting as solicitation agent in connection with the Consent Solicitation and may also solicit Consents. All deliveries and correspondence sent to the Tabulation and Paying Agent in connection with the Consent Solicitation should be directed to the address set forth on the back cover of the Statement. All questions regarding the Consent Solicitation should be directed to the Consent Solicitation Agent at the address set forth on the back cover of the Statement. All requests for additional information or copies of documents should be directed to Georgeson Shareholder Communications, Inc. (the “Consent Information Agent”) at the address set forth on the back cover of the Statement or to our department of Investor Relations.

      Notwithstanding any other provision hereof, (x) exchange of Outstanding Shares accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of (i) certificates for, or a timely Book-Entry Confirmation with respect to, such Outstanding Shares, (ii) a properly completed and validly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent’s Message, and (iii) any other documents required by the Letter of Transmittal and (y) Consent Payments will in all cases be made only after timely receipt by the Tabulation and Paying Agent of a timely and properly completed and validly executed Consent (or facsimile thereof), with any required signature guarantees.

      The method of delivery of the Consent to the Tabulation and Paying Agent, in the case of the Consent Solicitation, and of Outstanding Shares and the related Letter of Transmittal to the Exchange Agent, in the case of the Exchange

Offer, is at the election and risk of Holders. If such delivery is by mail, it is suggested that Holders use properly insured registered mail with return receipt requested and that the mailing be made sufficiently in advance of the Consent Date and Exchange Offer Expiration Date, respectively, to permit delivery to the Tabulation and Paying Agent and Exchange Agent, respectively, prior to such date. No alternative, conditional or contingent deliveries of Consents, or tenders of Shares and delivery of Letters of Transmittal, will be accepted. Except as otherwise provided below, the delivery will be deemed made when actually received or confirmed by the Tabulation and Paying Agent and Exchange Agent, respectively. The Consent should be sent only to the Tabulation and Paying Agent, not to Nextel, DTC, the Consent Information Agent, the Consent Solicitation Agent or any other person. The tender of Outstanding Shares and delivery of Letters of Transmittal, if other than through the ATOP system, should be sent only to the Exchange Agent and not to Nextel, DTC, the Exchange Information Agent or any other person. Delivery of documents to DTC or any other such person does not constitute delivery to the Tabulation and Paying Agent, in the case of the Consent Solicitation, or the Exchange Agent, in the case of the Exchange Offer.

      Any inquiries you may have with respect to the Consent Solicitation or the Exchange Offer, as well as requests for additional copies of the Statement, Letter of Transmittal, Consent and other related documents, should be directed to Georgeson Shareholder Communications, Inc., the information agent for both the Consent Solicitation and the Exchange Offer, at the address set forth on the back cover of the Statement.

Very truly yours,

Nextel Communications, Inc.

      NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF NEXTEL, THE CONSENT SOLICITATION AGENT, THE EXCHANGE INFORMATION AGENT, THE EXCHANGE AGENT, THE TABULATION AND PAYING AGENT OR ANY AFFILIATE OR ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER AND THE CONSENT SOLICITATION OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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